Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 22, 2011 relating to the financial statements, which appears in Post Holdings, Inc.’s Registration Statement on Form 10 declared effective on January 26, 2012.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

February 2, 2012